UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2012

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2012, the Compensation Committee (the "Committee") of the Board of Directors of RealNetworks, Inc. (the "Company") approved the payment of a cash bonus award in the amount of $200,000 to each of Michael Lunsford, the Company’s Executive Vice President, and Tracy D. Daw, the Company’s Chief Legal Officer and Corporate Secretary. The Committee also approved an award of 25,000 restricted stock units to Mr. Daw that will fully vest on the first anniversary of the grant date and are subject to the Company's standard restricted stock unit award terms and conditions. These awards are part of a special bonus program related to the pending sale to Intel Corporation of certain of the Company’s patents, patent applications and related rights held by the Company (the "Patent Assets") and certain assets of the Company relating to its Next Generation Video codec technologies, and the concurrent License Agreement pursuant to which the Company will license the Patent Assets for use in connection with the Company’s businesses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

February 9, 2012	By:	/s/ Michael Eggers

Name: Michael Eggers
Title: Senior Vice President, Chief Financial Officer and Treasurer